CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANT


     The undersigned, an independent petroleum engineering consultant, hereby consents to incorporation by reference in the Registration Statements
No. 33-23326 and No. 33-61337 on Form S-8 of Berry Petroleum Company and the related Prospectus of our reserve report prepared pursuant to the Securities Exchange Act of 1934 dated January 26, 1994, pertaining to interests of Berry Petroleum Company and subsidiaries in certain oil and gas properties located in California, and the use of the name Babson and Sheppard Petroleum Engineers as the independent petroleum engineering firm that prepared such report for the year ended December 31, 1993 which report is referenced in the December 31, 1995 Annual Report on Form 10-K of Berry Petroleum Company.



Dated: March 4, 1996

                                       BABSON AND SHEPPARD PETROLEUM ENGINEERS



                                       By:     /s/ John F. Bergquist
                                               John F. Bergquist, President
















                                 Exhibit 23.2